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                                                                    EXHIBIT 23.2




                                 Consent Letter



To the Supervisory Board of
Directors of
EuroMed, Inc.
Attn:  Mr. A.F. Hinnen
Wilhelminakanaal Noord 6
4902 VR OOSTERHOUT


April 11, 1997



Dear Sirs:

We consent to the inclusion of our report dated 15 February 1996 with respect to the balance sheet of EuroMed, Inc. as of 31 December 1995 and the related Statement of Income, Shareholders' equity, and cash flows for the years ended 31 December 1995 and 1994, which report appears in the Form 10-K of EuroMed, Inc. dated 11 April, 1997.

Yours sincerely,

/s/   KPMG

KPMG




Ref:  G. Ramanathan